UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 2)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 16, 2006

The Goodyear Tire & Rubber Company
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	1-1927	34-0253240
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1144 East Market Street, Akron, Ohio		44316-0001
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	330-796-2121

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.05 Costs Associated with Exit or Disposal Activities.

On June 21, 2006, The Goodyear Tire & Rubber Company ("we" or "our" or "the company") filed a Current Report on Form 8-K announcing that we had committed to a restructuring plan to exit certain segments of the private label tire manufacturing and distribution business in North America. On November 2, 2006, we filed a Form 8-K/A to provide additional information concerning the restructuring plan related to the planned closure of our Tyler, Texas tire manufacturing facility. We are filing this Form 8-K/A to update information and estimates regarding the planned closure of the Tyler facility resulting from the terms of the new master labor contract between the company and the United Steelworkers which was ratified on December 28, 2006.

Under the terms of the master labor contract, we may not close the Tyler facility until after December 31, 2007. We now expect the closure of the Tyler facility to be completed in the first quarter of 2008 and estimate the charges associated with the closure will be between $155 million and $160 million. This estimate includes non-cash charges of approximately $75 million related to pension and retiree medical costs, approximately $35 million related to accelerated depreciation and asset write-offs, and severance related and other cash charges of between $45 million and $50 million. We recorded $107 million of the charges in the third quarter of 2006 and expect to record an additional charge of approximately $10 million in the fourth quarter of 2006 to reflect benefit arrangements set forth in the new master labor contract. The balance of the charges are expected to impact 2007 and early 2008. When complete, the closure of the Tyler facility is expected to generate annual cost savings of approximately $50 million. All amounts in this Form 8-K/A are both before- and after-tax.

Safe Harbor Statement

Certain information contained in this press release may constitute forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements. There are a variety of factors, many of which are beyond the company’s control, which affect its operations, performance, business strategy and results and could cause its actual results and experience to differ materially from the expectations and objectives expressed in any forward-looking statements. These factors include, but are not limited to, the company’s ability to realize anticipated savings and operational benefits from its cost reduction initiatives, including those related to the closure of the Tyler facility and those related to the company’s master contract with United Steelworkers; actions and initiatives taken by both current and potential competitors; increases in the prices paid for raw materials and energy; potential adverse consequences of litigation involving the company; increases in the company’s pension plan funding obligations; as well as the effects of more general factors such as changes in general market or economic conditions or in legislation, regulation or public policy. Additional factors are discussed in the company’s filings with the Securities and Exchange Commission, including the company’s annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. In addition, any forward-looking statements represent our estimates only as of today and should not be relied upon as representing our estimates as of any subsequent date. While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if our estimates change.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Goodyear Tire & Rubber Company

January 5, 2007	By:	Richard J. Kramer

Name: Richard J. Kramer
Title: Executive Vice President and Chief Financial Officer